UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 29, 2004

                               ________________

                          HURON CONSULTING GROUP INC.
              (Exact Name of Registrant as Specified in Charter)

             Delaware                     000-50976           01-0666114
  (State or Other Jurisdiction          (Commission         (IRS Employer
        of Incorporation)               File Number)     Identification Number)

                           550 West Van Buren Street
                               Chicago, Illinois
                                     60607
                   (Address of principal executive offices)
                                  (Zip Code)


                                (312) 583-8700
             (Registrant's telephone number, including area code)

                               ________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(d) On October 29, 2004, the Board of Directors of Huron Consulting Group Inc. (the "Company") elected Paul G. Yovovich as a member of its Board of Directors. It was anticipated that Mr. Yovovich would be added to the Company's Board of Directors after consummation of the Company's initial public offering. The initial public offering was consummated on October 18, 2004 (the "IPO"). The Company currently does not expect to name Mr. Yovovich to any of the standing committees of the Board of Directors.

In April 2002, a group of investors organized HCG Holdings LLC for the purpose of forming the Company with capital from these investors. Prior to the consummation of the Company's IPO, HCG Holdings LLC owned approximately 93% of the Company's outstanding common stock and all of its outstanding 8% preferred stock and 8% promissory notes. HCG Holdings LLC is controlled by Lake Capital Partners LP and Lake Capital Management LLC. Mr. Yovovich is president and a member of Lake Capital Management LLC. Lake Capital Investment Partners LP is the sole general partner of Lake Capital Partners LP and Lake Partners LLC is the sole general partner of Lake Capital Investment Partners LP. Mr. Yovovich is a member and manager of Lake Partners LLC as well as a member of an investment committee of Lake Capital Investment Partners LP. Mr. Yovovich also directly holds 2.9% of the common interests in HCG Holdings LLC.

In connection with the IPO, in which HCG Holdings LLC participated as a selling stockholder, the Company agreed to pay all of the offering expenses of HCG Holdings LLC, other than underwriting discounts and commissions and transfer taxes with respect to the shares sold by HCG Holdings LLC.

Upon completion of the IPO, the Company used $15.1 million of its net proceeds from the IPO to redeem its outstanding 8% preferred stock held by HCG Holdings LLC and $10.7 million of its net proceeds to repay its outstanding 8% promissory notes to HCG Holdings LLC. HCG Holdings LLC currently owns approximately 54% of the Company's outstanding common stock. HCG Holdings LLC used the proceeds it received from the redemption of the 8% preferred stock and the repayment of the 8% promissory notes to redeem its outstanding preferred interests. Mr. Yovovich received a payment of approximately $247,350 in redemption of the approximately 1% of the preferred interests in HCG Holdings LLC that he held directly.

From time to time, Huron Consulting Services LLC, the Company's wholly-owned subsidiary, reimburses Lake Capital Management LLC for its out-of-pocket expenses in connection with its provision of requested management advice. Under this arrangement, Lake Capital Management LLC has received $95,400 for the nine months ended September 30, 2004.

The Company has an arrangement whereby it shares with Lake Capital Management LLC season tickets for a luxury suite at Soldier Field for home games of the Chicago Bears that the Company uses to entertain current and prospective clients. Under this arrangement, the Company is responsible for $66,495 for the 2004 season.

Huron Consulting Services LLC entered into an agreement, effective as of September 3, 2003, with Highline Technology LLC, an entity in which Mr. Yovovich owns 50%. Pursuant to the agreement, Highline Technology provides management of information technology services, including budgeting, network planning and management, purchasing and contract negotiation assistance, security and risk management and other requested information technology services. The Company pays quarterly fees of $31,250, plus expenses, during the term of the agreement. The agreement can be terminated by either party for any reason upon 30 days prior written notice to the other party. A total of approximately $166,500 has been paid in the first nine months of 2004. The Company intends to internalize the services performed for it by Highline Technology by hiring a Chief Information Officer and expects that it will terminate the agreement with Highline Technology in accordance with its terms in such event.


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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Huron Consulting Group Inc.
                                        ---------------------------------------
                                                  (Registrant)


Date:   November 2, 2004                        /s/ Gary L. Burge
                                        ---------------------------------------
                                                    Gary L. Burge
                                                    Vice President,
                                         Chief Financial Officer and Treasurer